As filed with the Securities and Exchange Commission on December 31, 2003.
                         Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act Of 1933
                                  ------------

                          APPALACHIAN BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

            Georgia                                              58-2242407
(State or other jurisdiction of                             (I.R.S.    Employer
 incorporation or  organization)                             Identification No.)

                              829 Industrial Blvd.
                             Ellijay, Georgia 30540
                                 (706) 276-8000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          APPALACHIAN BANCSHARES, INC.
                             2003 STOCK OPTION PLAN
                            (Full title of the Plan)

                                Darren M. Cantlay
                             Chief Financial Officer
                              829 Industrial Blvd.
                             Ellijay, Georgia 30540
                                 (706) 276-8000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of Communications to:

                              W. Thomas King, Esq.
                         Smith, Gambrell & Russell, LLP
                            Suite 3100, Promenade II
                           1230 Peachtree Street, N.E.
                             Atlanta, Georgia 30309
                                 (404) 815-3500


                         CALCULATION OF REGISTRATION FEE

------------------------ ------------------ ----------------------------- ---------------------------- -----------------
  Title of Securities      Amount To Be      Proposed Maximum Offering    Proposed Maximum Aggregate      Amount of
   To Be Registered       Registered (1)         Price Per Unit (2)           Offering Price (2)       Registration Fee
------------------------ ------------------ ----------------------------- ---------------------------- -----------------
------------------------ ------------------ ----------------------------- ---------------------------- -----------------
Options  and  Shares of   150,000 shares               $14.19                     $2,128,500               $172.20
$.01 par  value  Common
Stock
------------------------ ------------------ ----------------------------- ---------------------------- -----------------
------------------------------------------------------------------------------------------------------------------------

(1)  This  registration  statement covers shares of Common Stock which may be offered or sold from time to time pursuant to the Registrant's 2003 Stock Option Plan.

(2)  Estimated  solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) and
     (h)(1) under the Securities Act of 1933, as amended (the  "Securities  Act").  Based on the average of the high and low sales prices for the Common Stock reported on the Pink Sheets on December 31, 2003.

------------------------------------------------------------------------------------------------------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.

     The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Appalachian Bancshares, Inc. (the "Company") pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

o The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed March 31, 2003;

o The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2003, filed May 15, 2003;

o The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2003, filed August 15, 2003;

o The Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2003, filed November 14, 2003;

o    The Company's Current Report on Form 8-K, filed March 12, 2003;

o    The Company's Current Report on Form 8-K, filed April 25, 2003;

o    The Company's Current Report on Form 8-K, filed May 14, 2003;

o    The Company's Current Report on Form 8-K, filed October 23, 2003;

o The Company's Annual Report on Form 11-K for the fiscal year ended December 31, 2002, filed June 30, 2003;

o The description of the Company's Common Stock contained in the latest registration statement of the Company on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

o All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     No response to this item is required.

Item 5. Interests of Named Experts and Counsel.

     No response to this item is required.

Item 6. Indemnification of Directors and Officers.

Articles of Incorporation. The Company's Articles of Incorporation, as restated (the "Articles of Incorporation"), provide that a Director shall not be personally liable to the Company or its shareholders for monetary damages for breach of the duty of care or any other duty owed to the Company as a Director, except that such provisions shall not eliminate or limit the liability of a Director (a) for any appropriation, in violation of his or her duties, of any business opportunity of the Company; (b) for acts or omissions which involve intentional misconduct or a knowing violation of law; (c) for unlawful corporation distributions; or (d) for any transaction from which the Director received an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of Directors, the liability of each Director of the Company shall be eliminated or limited to the fullest extent permitted by applicable law, as amended.

Bylaws. Article Nine of the Company's Bylaws, as restated (the "Bylaws"), provides that the Company shall indemnify a Director or Officer of the Company who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a Director or Officer of the Company, against reasonable expenses incurred by him or her in connection with such defense. The Company's Bylaws also provide that the Company may indemnify any Director or Officer made a party to a proceeding because he or she is or was a Director or Officer, against liability incurred in the proceeding if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that such conduct was in the best interests of the Company; in all other cases, that such conduct was at least not opposed to the best interests of the Company; and in the case of a criminal proceeding, that he or she had no reasonable cause to believe such conduct was unlawful.

     An Officer who is not a Director, or an Officer who is also a Director and is made a party to a proceeding on the sole basis of an act or omission in his or her capacity as an Officer, may be indemnified as provided by the Articles of Incorporation, the Bylaws, a resolution of the Board or a contract, except for liability arising out of conduct that constitutes (i) an appropriation, in violation of his or her duties, of any business opportunity of the Company, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) unlawful corporate distributions, or (iv) any transaction from which the officer received an improper personal benefit. Determination concerning whether or not the applicable standard of conduct has been met can be made by
(a) a majority of all of the disinterested members of the Board, if there are two or more such disinterested members; (b) a majority of a committee of disinterested Directors comprised of two or more such disinterested Directors;
(c) independent legal counsel; or (d) the shareholders (all as further defined in the Bylaws).

     No indemnification may be made to or on behalf of a Director or Officer (1) in connection with a proceeding, by or in the right of the Company, in which such person was adjudged liable to the Company, except for reasonable expenses incurred in connection with the proceeding, if it is determined that the Director has met the relevant standard of conduct, or (2) in connection with any other proceeding with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

     The Company may, if authorized by its shareholders by the same majority of affirmative votes that would be necessary to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a Director or Officer made a party to a proceeding, including a proceeding brought by or in the right of the Company. In addition, the Company may also indemnify an employee or agent who is not an Officer or Director to the extent, consistent with public policy, that may be provided by the Company's Articles of Incorporation, the Bylaws, a resolution of the Board or a contract.

     The indemnification provisions contained in the Company's Bylaws are substantially coextensive with the provisions of Sections 14-2-850 to 14-2-859 of the Georgia Business Corporations Code, which sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against any liability asserted against or incurred by such person in such a capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify or advance expenses to him or her against the same liability under the provisions of Article Nine of the Bylaws.

Item 7. Exemption from Registration Claimed.

     No response to this item is required.

Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number                       Description
-------   ----------------------------------------------------------------------

5.1  Opinion of Smith, Gambrell & Russell, LLP.

10.1 The Company's 2003 Stock Option Plan  (incorporated by reference to Exhibit
     10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

10.2 Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

23.1 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1)

23.2 Consent of Schauer, Taylor, Cox, Vise, Morgan & Fowler, P.C.

24.1 Power of Attorney (included on the signature pages of this Registration Statement).

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ellijay, State of Georgia, on this 31st day of December, 2003.

                                           APPALACHIAN BANCSHARES, INC.


                                        By:  /s/ Tracy R. Newton
                                           -------------------------------------
                                           Tracy R. Newton
                                           President and Chief Executive Officer




                        POWER OF ATTORNEY AND SIGNATURES

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints TRACY R. NEWTON as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule
462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons on December 31, 2003 in the capacities indicated.


       Signature                                      Title(s)
-------------------------------     --------------------------------------------


/s/ Tracy R. Newton                 President and Chief Executive Officer
-------------------------------
Tracy R. Newton                     (principal executive officer)


/s/ Darren M. Cantlay               Chief Financial Officer
-------------------------------
Darren M. Cantlay                   (principal financial and accounting officer)

/s/ Alan S. Dover                   Director
-------------------------------
Alan S. Dover

/s/ Charles A. Edmondson            Director
-------------------------------
Charles A. Edmondson


/s/ Roger E. Futch                  Director
-------------------------------
Roger E. Futch

/s/ Joseph C. Hensley               Director
--------------------------------
Joseph C. Hensley


/s/ Frank E. Jones                  Director
--------------------------------
Frank E. Jones


/s/ J. Ronald Knight                Director
--------------------------------
J. Ronald Knight


/s/ P. Joe Sisson                   Director
--------------------------------
P. Joe Sisson


/s/ Kenneth D. Warren               Director
-------------------------------
Kenneth D. Warren

                                INDEX TO EXHIBITS
                                -----------------

Exhibit
Number                    Description
-------  -----------------------------------------------------------------------

5.1  Opinion of Smith, Gambrell & Russell, LLP.

23.2 Consent of Schauer, Taylor, Cox, Vise, Morgan & Fowler, P.C.

                                                                     EXHIBIT 5.1
                                                                     -----------
December 31, 2003


Board of Directors
Appalachian Bancshares, Inc.
829 Industrial Blvd.
Ellijay, Georgia  30540

          Re:  Appalachian  Bancshares,  Inc. Registration Statement on Form S-8
               for  2003  Stock  Option   Plan,   Registration   Statement   No.
               333-____________

Gentlemen:

     We have acted as counsel for Appalachian Bancshares, Inc. (the "Company") in connection with the registration of 150,000 shares of its $0.01 par value Common Stock (the "Shares") reserved for issuance under the Company's 2003 Stock Option Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares (the "Registration Statement").

          In connection therewith, we have examined the following:

          1. A copy of the Registration Statement to be filed with the Securities and Exchange Commission on or about December 31, 2003, and the Exhibits to be filed with and as a part of said Registration Statement;

          2. The Articles of Incorporation of the Company, as restated, certified by the Secretary of State of the State of Georgia and a duly authorized corporate officer of the Company;

          3. The Bylaws of the Company, as restated, certified as correct and complete by a duly authorized corporate officer of the Company;

          4. Resolutions of the Board of Directors of the Company adopting the Plan, certified by a duly authorized corporate officer of the Company; and

          5. Proceedings of the Company's Annual Meeting, held May 27, 2003, during which the shareholders of the Company approved the adoption of the Plan.

          6. Certificate of Existence with respect to the Company, issued by the Secretary of State of the State of Georgia.

     Based upon such examination, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized, and when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

Board of Directors
Appalachian Bancshares, Inc.
December 31, 2003
Page Two


     We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the prospectus relating to the Registration Statement. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                           Very truly yours,

                           SMITH, GAMBRELL & RUSSELL, LLP



                           W. Thomas King

                                                                    EXHIBIT 23.2
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Appalachian Bancshares, Inc.
829 Industrial Blvd.
Ellijay, Georgia  30540

Gentlemen:

     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Appalachian Bancshares, Inc. of our report dated February 11, 2003 relating to the financial statements and financial statement schedules, which appears in the Annual Report on Form 10-K for Appalachian Bancshares, Inc., for the year ended December 31, 2002, and to the reference to our firm as experts in the Prospectus, which is part of this Registration Statement.


SCHAUER, TAYLOR, COX, VISE, MORGAN & FOWLER, P.C.



Birmingham, Alabama
December 31, 2003